SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (A) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement
☑ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a 6(e)(2))

NATIONAL SCIENTIFIC CORPORATION
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11:

(1)	Title of each class of securities to which transaction applies;

(2)	Aggregate number of securities to which transaction applies;

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.);

(4)	Proposed maximum aggregate value of transaction;

(5)	Total fee paid.

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement Number:

(3)	Filing party:

(4)	Date filed.

NATIONAL SCIENTIFIC CORPORATION
8361 E. EVANS ROAD, SUITE 106
SCOTTSDALE, ARIZONA 85260-3617

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 30, 2008

To the Shareholders of National Scientific Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of National Scientific Corporation, a Texas corporation (NSC), will be held on Wednesday, April 30, 2008, at Scottsdale Thunderbird Suites, 7515 East Butherus Drive, Scottsdale, Arizona, 85260 at 10:00 a.m., local time, for the following purposes:

1.	To elect three directors to the Board of Directors to serve for a one-year term.

2.	To recommend the appointment of Semple, Marchal & Cooper, LLP to serve as the auditors for the Company for the fiscal year ending September 30, 2008.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on March 7, 2008 (the “Record Date”), are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Shares may be voted at the Annual Meeting only if the holder is present or represented by proxy. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s corporate headquarters for any purpose germane to the Annual Meeting during ordinary business hours for ten (10) days prior to the Annual Meeting.

A copy of NSC’s Annual Report to Shareholders, which includes audited financial statements, is available at the public website www.nsct.info/annualmeeting.  This site also contains directions for how to download and print the proxy materials.  Free written reports are also available to our shareholders; request them by writing to us at 8361 E. Evans Road, Suite 106, Scottsdale, Arizona 85260-3617.  Notice of this availability and this meeting is being sent by mail to all shareholders of record on or around March 12, 2008. Management and the Board of Directors cordially invite you to attend the Annual Meeting.

By Order of the Board of Directors /s/ Graham L. Clark Graham L. Clark, Secretary
Scottsdale, Arizona March 18, 2008

SHAREHOLDERS ARE ENCOURAGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A PRE-ADDRESSED ENVELOPE IS PROVIDED FOR THEIR CONVENIENCE. SHAREHOLDERS ARE ENCOURAGED TO VOTE REGARDLESS OF WHETHER OR NOT THEY ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.

NATIONAL SCIENTIFIC CORPORATION
8361 E. EVANS ROAD, SUITE 106
SCOTTSDALE, ARIZONA 85260-6951

PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS
APRIL 30, 2008

 This Proxy Statement is furnished by the Board of Directors of National Scientific Corporation, a Texas corporation (the “Company” or “NSC”), in connection with the solicitation of proxies to be used for the purposes of voting at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company. The Annual Meeting will be held on Wednesday, April 30, 2008, at 10:00 a.m., local time, at Scottsdale Thunderbird Suites, 7515  East Butherus Drive, Scottsdale, Arizona, 85260.

QUESTIONS AND ANSWERS

Proxy Materials

1.     What information is contained in this proxy statement and how to get extra copies?

        The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and the committees of our Board of Directors, the compensation of directors and certain of our executive officers for fiscal 2007, and other required information.

        The proxy materials consist of this Proxy Statement, as well as our 2007 Annual Report, which is supplied as a copy of our Form 10-K report, as well as any additional financial reports or filings that may be available before the annual meeting.  You can access this information online at the website www.nsct.info/annualmeeting.  Detailed instructions for working with the files on this website have been mailed under separate cover to each shareholder.  Copies of these detailed instructions can be had by aiming your computer browser at address http://www.nsct.info/annualmeeting/Proxy_Download_Instruction.html, and the instructions will be displayed on the screen.  Also, we provide free written copies of our proxy statement and annual report upon request, send such requests to National Scientific Annual; Reports, 8361 E. Evans Road, Suite 106, Scottsdale, Arizona 85260-3617, or call toll free 866-256-0299 and leave your shareholder contact information, including where you would like to see these materials mailed.

Voting Information

2.     What items of business will be voted on at the Annual Meeting?

        The items of business scheduled to be voted on at the Annual Meeting are:

The election of three directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);  and

The recommendation of Semple, Marchal & Cooper, LLP as the independent auditors of the Company the fiscal year 2008 (Proposal 2).

        We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See Question 11 "What happens if additional matters are presented at the Annual Meeting?" below.

3.     How does the Board recommend that I vote?

        Our Board of Directors recommends that you vote "FOR" each of the nominees to the Board and "FOR" each of the other proposals.

4.     What shares can I vote?

        Each share of our common stock outstanding as of the close of business on March 7, 2008, the record date, is entitled to vote on all items being voted upon at the Annual Meeting. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

5.     How can I vote my shares in person at the Annual Meeting?

        Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name (as described below) may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

6.     How can I vote my shares without attending the Annual Meeting?

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Mail—Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

By Internet—Some stockholders of record with Internet access may submit proxies by following the instructions on their proxy cards for voting by Internet.  Please check the voting instruction card for Internet voting availability.

7.     What is the deadline for voting my shares?

        If you hold shares as a stockholder of record, your vote must be received before the commencement of voting at the Annual Meeting, except that if you vote your shares electronically on the Internet or by telephone, your vote by proxy must be received prior to 8:59 p.m., Mountain Standard Time, on the day prior to the Annual Meeting. If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

8.     May I change my vote?

        You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary at our principal executive offices prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the meeting and voting in person.

9.     How are votes counted?

        In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees.

        For the other proposals, you may vote "FOR," "AGAINST," or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote against the proposal.

        If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you submit your proxy or voting instructions without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" each of the nominees to our Board Directors and "FOR" each of the other proposals and in the discretion of the proxy holders on any other matters that properly come before the meeting).

10.   What is the voting requirement to approve each of the proposals?

        In the election of directors, the three persons receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors.

        All other proposals require the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.

        If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will have the same effect as a vote against Proposal 2 but will not be counted in determining the number of shares necessary for approval of any other matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

11.   What happens if additional matters are presented at the Annual Meeting?

        Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, our current Directors, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

12.   Who will serve as inspector of elections?

        The inspector of elections will be Michael Grollman or Oscar Quadros, to be determined prior to the meeting.

13.   Who will bear the cost of soliciting votes for the Annual Meeting?

        Our Board of Directors is making this solicitation and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes, as well as posting these materials to the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

14.   Where can I find the voting results of the Annual Meeting?

        We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the third quarter of fiscal 2008.

Stock Ownership Information

15.   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Most of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, Computershare LLC, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

        If your shares are held in a brokerage account or by a trustee or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials may be forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

        Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.

Annual Meeting Information & Written Materials

16.   How can I attend the Annual Meeting?

        You are entitled to attend the Annual Meeting only if you were a stockholder or joint holder as of the close of business on March 7, 2008 or you hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares beneficially through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, a copy of the voting instruction card provided by your broker, trustee or nominee or other similar evidence of ownership.

17.   How many shares must be present or represented to conduct business at the Annual Meeting?

        The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes described previously in Question 10 are counted for the purpose of determining the presence of a quorum.

SOLICITATION AND VOTING OF PROXIES

The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials related to the Annual Meeting are to be posted on March 1, 2008 on the public website www.nsct.info/annualmeeting, and will be mailed to shareholders of record requesting written copies of these materials on or around March 12, 2008.  Shortly before this date, but no later than 41 days before the meeting is scheduled, Notice of the Internet availability of proxy materials related to this meeting, as defined by the SEC’s new SEC’s new Notice and Access rules will be mailed to all shareholders of record.  A shareholder of record is one owning shares of our Common Stock at the close of business on March 7, 2008 (the “Record Date”). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting, or any adjournment or postponement thereof, either in person or by valid proxy.

Shareholders are entitled to one vote for each share of Common Stock held of record on each matter of business to be considered at the Annual Meeting. Ballots cast at the Annual Meeting will be counted by the Inspector of Elections and determinations of whether a quorum exists and whether the proposals are approved will be announced at the Annual Meeting. The three nominees receiving a plurality of votes by shares represented and entitled to vote at the Annual Meeting, if a quorum is present, will be elected as directors of the Company.

All valid proxies received before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his, her or its proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no specification is indicated and authority to vote is not specifically withheld, the shares will be voted (i) “for” the election of the persons named in the proxy to serve as Directors; (ii) “for” the recommendation of Semple, Marchal & Cooper, LLP as the independent auditors of the Company. The Inspector of Elections will treat abstentions and broker non-votes received as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

The Company will bear the cost of the solicitation of proxies, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation materials to the beneficial owners of the outstanding Common Stock. We are using the SEC’s new Notice and Access rules this year. These SEC rules can be viewed in their entirety at www.sec.gov (Release No. 34-56135).  For this year’s annual meeting we have selected the Notice Only option under these rules, thus we have posted this proxy Statement and annual report at the public website www.nsct.info/annualmeeting, and posted there as well the directions for how to download this proxy information.  We will send these reports in written form for free by mail to anyone sending a request for this to the address listed on this proxy, or by calling the Company toll free at 866-256-0299 and leaving your shareholder contact information, including where you would like to see these materials mailed.  In addition to soliciting proxies by Internet and by mail, proxies may be solicited by personal interview or telephone. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending a written notice of revocation to the Secretary of the Company at its corporate offices. The corporate offices of the Company are located at 8361 E. Evans Road, Suite 106, Scottsdale, Arizona 85260-3617 and its telephone number is (480) 948-8324.

The information included herein should be reviewed in conjunction with the financial statements, notes to financial statements, independent accountants’ report and other information included in the Company’s 2007 Annual Report to Shareholders. The Board of Directors knows of no other matters that may be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

ELECTION OF DIRECTORS

The Board of Directors of NSC (the “Board”) has recommended the election of three directors. The Board recommends that the shareholders elect the nominees named below as directors of NSC for the ensuing year and until their successors are elected and qualified. The persons named in the enclosed form of proxy intend to vote for the election of the three nominees listed below. Mr. Grollman is Chief Executive Officer and is serving as Chairman of the Board and Acting Chief Financial Officer, Mr. Clark is President of National Scientific and is currently serving as Secretary and a director, and Mr. Szabo is currently serving as an outside director. Each nominee has indicated a willingness to serve, but in the event any one or more of such nominees for any reason should not be available as a candidate for director, votes cast will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be determined by the holders of such proxy. The Board knows of no reason to anticipate that any of the nominees will not be a candidate at the Meeting.

Name	Current Position With NSC	Age

Michael A. Grollman	Chief Executive Officer, Acting Chief Financial Officer and Chairman of the Board	46
Graham L. Clark	President, Director, Secretary	52
Gregory Szabo	Director (Outside)	54

Michael A. Grollman. Michael Grollman first became Chief Operation Officer in October 2000. Mr. Grollman was named President in April 2001, Chief Executive Officer in January of 2002, Chairman of the Board in December 2002, and Acting Chief Financial Officer in June of 2003. From 1998 to September 2000, Mr. Grollman served as Regional Service Director of MicroAge, Inc., a company that provides customer-configured technology solutions to businesses. He served as General Manager, Executive Vice President, and Chief Technology Officer for Advanced Information Systems from 1987 to 1998. Mr. Grollman received his Bachelor of Science degree in chemistry from the State University of New York. He received his MBA from Arizona State University.

Graham L. Clark. Graham Clark joined National Scientific in early 2001 as general manager of the sales organization. He became Vice President of Technology Applications & Sales for National Scientific in the spring of 2002, a Director in August of 2002, and became Corporate Secretary in January of 2003. Mr. Clark was named President of National Scientific in September of 2003. For the two years immediately before joining National Scientific, Mr. Clark was the General Manager of the Billet Precision Engineering Group, a privately held start-up manufacturing company providing custom engineering and manufacturing solutions to the semiconductor industry and other related industries. Prior to his tenure with Billet, he worked as Corporate General Manager for Amtech Systems, Inc. a semiconductor equipment manufacturer. Six years prior, he was a founder and senior partner of GC Technology, a private representative organization for semiconductor capital equipment. Mr. Clark has a Bachelor of Science degree in mechanical engineering from Paisley University in Scotland.

Gregory Szabo. Gregory Szabo joined National Scientific’s board on October 1, 2003 as an outside Director. Mr. Szabo serves on the Board's Audit and Compensation Committees. Mr. Szabo served in various executive positions at Exten Corporation, including President of Exten Corporation and CEO of MultiCell Technologies, Inc. from approximately May 2000 to April 2004, where was responsible for public reporting, fund-raising for the corporation and overall accountability for its subsidiaries, including revenue generation, intellectual property protection and organizational development. Mr. Szabo was also a director at Exten, a publicly traded company. Immediately before joining Exten, Mr. Szabo was for a number of years President & CEO of Titan Scan Corporation, a division of Titan Corporation, with subsidiaries in sterilization, defense, software, and communications. Mr. Szabo has held several executive positions with Sunrise Medical Inc., a manufacturer and distributor of numerous institutional and retail products. Mr. Szabo earned a BA in Psychology from the University of Toledo and a MA in Management from the Drucker Graduate School at Claremont University.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE FOR THE BOARD OF DIRECTORS.
(PROPOSAL 1)

Committees and Meetings of the Board of Directors

Our business is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met four (4) times during fiscal 2007. Each serving director attended 100% of the meetings held in 2007 by the Board and the committees of the Board on which such director served. The Board of Directors was made up of three members during fiscal 2007. Michael A. Grollman has been a director since November of 2000. Graham L. Clark has been a director since August of 2002. Mr. Szabo joined the board on October 1, 2003. Currently, our Board of Directors consists of three members, Michael A. Grollman, Chairman, Graham L. Clark, Secretary, and Gregory Szabo.

As of September 30, 2007, the Company had two committees, the Audit Committee and the Compensation Committee. Mr. Greg Szabo is chairman of our audit committee as an outside director and financial expert, is currently its sole member. The audit committee has reviewed our financial statements for the fiscal year ended September 30, 2007, as audited by Semple, Marchal & Cooper, LLP, National Scientific's independent auditors. Semple, Marchal & Cooper, LLP has discussed these financial statements with management and the audit committee.

Mr. Grollman and Gregory Szabo served on the Compensation Committee.

All new directors appointed after the end of fiscal year 2002 (employee or non-employee) will be provided with a one-time grant of 20,000 shares of NSC restricted Common Stock upon original appointment to the Board. This stock will be subject to forfeiture back to the Company should the Director for any reason not serve a full term on the Board at least up to the next Annual Meeting of Shareholders.

Current employee-directors are not paid cash or stock for board service, but are expected to provide board service as a part of their standard compensation from the Company.

Non-employee directors will also be paid $1,250 per Board meeting, which includes telephone board meetings as well as face-to-face board meetings. This $1,250 fee will be in the form of $250 cash and $1,000 of NSC restricted common stock. The restricted Common Stock will be at risk of forfeiture back to the Company if the director does not serve his complete term out to the next annual shareholders’ meeting. This fee will not be paid for telephone conversations involving board members or others where no formal board meeting has been declared, or for normal committee meetings. Stock grants made for specific dollar amounts will be computed using the prior  average closing price of the Company’s common stock during the prior quarter.

Non-employee directors will also be paid retrospectively a quarterly retainer of 10,000 options (as defined in the 2000 NSC Stock Option Plan) to purchase free trading NSC common stock at the end of each fiscal quarter they have served. The options will be immediately vested at point of grant, and will be issued at a strike price equal to the average closing price for the Company’s common stock for that quarter.

Non-employee directors who serve on a board committee, such as the audit, nominating, or compensation committees, will also be paid retrospectively a quarterly additional retainer of 10,000 options (as defined in the 2000 NSC Stock Option Plan) to purchase free trading common stock at the end of each fiscal quarter they have served. The options will be immediately vested at point of grant, and will be issued at a strike price equal to the average closing price for the Company’s common stock for that quarter. Non-employee directors who serve on multiple committees will be paid this bonus only once for general committee service, however, as it is not paid for each committee of service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information, as of  February 22, 2008, concerning the beneficial ownership by (i) all current directors, (ii) each of our named executive officers, (iii) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, and (iv) all of our directors and executive officers as a group. To our knowledge, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that their respective spouses share authority under applicable law.

	Number of
	Common Shares		Percent of
	Beneficially		Outstanding
Name and Address of Beneficial Owner (1)	Owned (2)		Shares

Michael A. Grollman	11,900,000	(3)	9.7%
Graham L. Clark	9,751,667	(4)	8.0%
Gregory Szabo	829,278	(5)	0.7%

All executive officers and directors as a group (3 persons)	22,480,945		18.4%
_____________
(1)	The business address for all directors and officers is c/o National Scientific Corporation, 8361 E. Evans Road, Suite 106, Scottsdale, Arizona 85260-3617.
(2)
A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant, or right. Shares of Common Stock subject to options, warrants, or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon the approximately 122,332,913 shares of Common Stock outstanding as of February 29, 2008.

(3)
Includes 1,150,000 shares underlying currently exercisable stock options and warrants, and 10,750,000 shares of restricted Common Stock including 1,250,000 shares subject to substantial risk of forfeiture.

(4)
Includes 551,667 shares underlying currently exercisable stock options and warrants and 9,200,000 shares of restricted Common Stock including 1,000,000 shares subject to substantial risk of forfeiture.

(5)	Includes 400,000 shares underlying currently exercisable stock options and warrants and 429,278 shares of restricted Common Stock subject to substantial risk of forfeiture.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons beneficially owning more than 10% of the our outstanding Common Stock, to file certain reports of ownership with the Commission within specified time periods. Such officers, directors, and shareholders are also required by Commission’s rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of such forms, all requirements received by it, or written representations from certain reporting persons, we believe that between October 1, 2002 and September 30, 2007, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were met.

CODE OF ETHICS

Our board adopted on July 28, 2004, a code of ethical conduct that applies to our principal executive officers and principal financial officer. Its purpose is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely, and understandable disclosure in reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by the small business issuer, compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and accountability for adherence to the code. A copy of this code has been filed with the Securities and Exchange Commission. An additional copy can be found on our website at http://www.nsct.info or by writing to the Company and requesting one.

EXECUTIVE COMPENSATION

The following table provides information regarding total compensation earned in fiscal years ended September 30, 2007 and 2006 by the named executive officers, who include our Chief Executive Officer/Acting Chief Financial Officer and President of National Scientific, and other named executive officers whose total salary and non-cash compensation exceeded $100,000.

Summary Compensation Table for 2007 and 2006

Name and principal		Salary	Bonus	Stock awards	Option awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Michael A. Grollman	2007	180,000 (1)	–	–	–	–	–	–	180,000
Chairman, CEO and Acting CFO	2006	180,000 (2)	–	–	–	–	–	–	180,000

Graham L. Clark	2007	150,000 (3)	–	–	–	–	–	–	150,000
President, Director	2006	150,000 (4)	–	–	–	–	–	–	150,000
_____________
(1)	In 2007, $9,000 was actually paid and $171,000 was accrued for future payment.
(2)	In 2006, $100 was actually paid and $179,900 was accrued for future payment.
(3)	In 2007, $51,500 was actually paid and $98,500 was accrued for future payment.
(4)	In 2006, $25,750 was actually paid and $124,250 was accrued for future payment.

Outstanding Equity Awards.  The table below summarizes the outstanding equity awards to our executive officers at the end of fiscal year 2007:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael A. Grollman	50,000	–	–	1.84	12/1/2010	–	–	–	–
Michael A. Grollman	450,000	–	–	1.84	12/1/2010	–	–	–	–
Michael A. Grollman	75,000	–	–	2.00	1/12/2011	–	–	–	–
Michael A. Grollman	75,000	–	–	3.00	1/24/2011	–	–	–	–
Michael A. Grollman	300,000	–	–	0.25	1/16/2012	–	–	–	–

Graham L. Clark	26,667	–	–	0.46	12/1/2010	–	–	–	–
Graham L. Clark	200,000	–	–	0.25	1/16/2012	–	–	–	–
Graham L. Clark	–	–	–	–	–	1,000,000	11,000	–	–

Long Term Incentive Plans - Awards in the Last Two Fiscal Years

		Performance or	Estimated Future Payouts Under Non-
		Other Period	Stock Priced-Based Plans
	Number of	Until
	Shares	Maturation or	Threshold	Target	Maximum
Name	(#) (1)	Payout	($ or #)	($ or #)	($ or #)

Michael A. Grollman (2)	1,250,000	Dec 2008
Graham L. Clark (3)	1,000,000	Dec 2008
____________
(1)	All grants in this table are based on our fiscal year 2002 Employee Stock Retainage Plan. (See Employee Stock Retainage Plan below).
(2)
Mr. Grollman was granted 750,000 shares of stock from this Employee Stock Retainage Plan pool of shares, subject to National Scientific achieving in excess of $400,000 in sales in calendar year 2004. Mr. Grollman was granted an additional 500,000 shares of stock under this program, subject to sales exceeding $1,500,000 for calendar year 2004. In July of 2005, the board indicated that it may waive Mr. Grollman’s risk of forfeiture on these shares in 2006, based on his forbearance on collecting of the various Notes due to him at the end of fiscal 2005 – On September 28, 2007, our board extended this program into calendar year 2008 with a sales goal of $1M and removed the risk of forfeiture.  As of the date of this report none of these grants have been fully earned.

(3)
Mr. Clark was granted 500,000 shares of stock from our Employee Stock Retainage Plan pool of shares discussed above, subject to National Scientific achieving in excess of $400,000 in sales in calendar year 2004. Mr. Clark was granted an additional 500,000 shares of stock under this program, subject to sales exceeding $1,500,000 for calendar year 2004. On September 28, 2007, our board extended this program into calendar year 2008 with a sales goal of $1M and removed the risk of forfeiture.  As of the date of this report none of these grants have been fully earned.

Director Compensation Table for fiscal year ended September 30, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Gregory Szabo (2)	1,250	4,000	2,178	–	–	–	7,428
_____________
(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the year ended September 30, 2007 in accordance with FAS 123R.
(2)	80,000 options outstanding at fiscal year end.

Option/SAR Grants and Exercises of Options/SAR Grants during Last Fiscal Year

No individual grants of stock options (whether or not in tandem with SARs), or freestanding SARs (including options and SARs that subsequently have been transferred) were made during the fiscal year ending September 30, 2007, to any of the named executive officers, nor did any of the named executive officers exercise any options or SAR grants during that period.

EMPLOYMENT AGREEMENTS

We engaged Mr. Grollman as an independent contractor from October 7, 2000 until November 30, 2000. He was paid $15,000 monthly for his services as an independent contractor. Effective December 1, 2000, Mr. Grollman became an employee of National Scientific under a one-year contract to serve as our Chief Operating Officer. Mr. Grollman was named President in April 2001. The contract automatically renews for additional one-year terms unless either party chooses to terminate, and it remains in force through the date of this report. Mr. Grollman’s contract calls for an annual gross salary of $180,000, payable semi-monthly. Also in accordance with the contract, on December 1, 2000, we granted Mr. Grollman 100,000 shares of common stock, subject to risk of forfeiture should Mr. Grollman not fulfill the terms of his employment agreement. Also on December 1, 2000, we granted Mr. Grollman 500,000 vested options to purchase common stock at the closing sales price of the common stock on December 1, 2000. Additional option grants are included in Mr. Grollman’s employment contract for each whole dollar amount increase in the market value of our Common Stock. The whole dollar amount increase is measured over a moving two-week average. For each whole dollar amount attained between $1 and $15 inclusive, Mr. Grollman will receive 75,000 options at the whole dollar amount option price. Mr. Grollman is also entitled to additional options at various but declining levels for increases in stock value up to $50 per Common Share. In the event of a change in control or sale of substantially all the assets of National Scientific, the employment agreement between Mr. Grollman and us automatically terminates, and Mr. Grollman is to receive one hundred fifty percent (150%) of the then current year’s annual salary.

In January of 2002 Mr. Grollman agreed to defer 20% of his salary until such a time as cash was more available, reducing his immediately payable cash salary to $12,000 per month. For September, October, and November of 2002, Mr. Grollman deferred 100% of his payable salary, reducing his immediately payable cash salary to $0 per month. Mr. Grollman agreed from January 2003 through December 2003 to reduce his total payable salary for the 2003 year to $120,000 per year. In addition to this reduction, during the year ended September 30, 2003 Mr. Grollman deferred $70,360 of his salary and was paid $64,640 in cash. During the year ended September 30, 2004 Mr. Grollman deferred $70,800 of his salary and was paid $94,200 in cash. For calendar year 2004, Mr. Grollman agreed to defer up to $30,000 of his contracted pay as needed. During the year ended September 30, 2005 Mr. Grollman deferred $110,800 of his salary and was paid $69,200 in cash. During the year ended September 30, 2006 Mr. Grollman deferred $179,900 of his salary and was paid $100 in cash. During the year ended September 30, 2007 Mr. Grollman deferred $171,000 of his salary and was paid $9,000 in cash. Also subsequent to fiscal 2007 year-end, Mr. Grollman deferred all of his October and November salary of $15,000 to a future period, leaving as of the end of November 2007, unpaid wages of $314,221 accrued vacation pay of $57,345 and accrued interest on deferred salary of approximately $70,841 for a combined total of approximately $442,047.

In January 2003, under our Stock Retainage Plan ( See Stock Retainage Plan above) initiated in September 2002, we issued 2,550,000 shares of common stock at an average price of $0.06 or 90% of the price on the grant date of September 30, 2002. These grants were provided originally to Michael Grollman, Graham Clark, David Mandala, and Karen Fuhre. Mr. Mandala left the firm in mid-2003, and his shares under the plan were reallocated to Oscar Quadros and Paul Davidson. These stock grants were contingent upon National Scientific achieving sales targets for calendar year 2003. Should these targets not be met, these shares would be forfeited, or we and the employees involved in the program would elect to establish new goals for calendar year 2004, in order to motivate the staff to perform and simultaneously conserve cash resources during the next calendar year, using the same stock grants, as yet unearned, as long term incentive. In January of 2004, our Board extended this program into 2004, and set new sales growth objectives for the year at a level 50% higher than the previous year’s program, giving plan participants an additional year to fully earn this stock grant. On August 19, 2003, a participant of the plan left us and his grant of 800,000 shares were forfeited at the average market price per share of $0.15. On September 30, 2003 the 800,000 shares of common stock resulting from the forfeiture was allocated to the plan. We issued this stock under the terms of the plan to several employees in 2004 who are not officers or directors of National Scientific.  In February of 2005, the plan was extended by the board into 2006, with goals set at the same level as 2005.  On September 28, 2007, our board extended this program into calendar year 2008 with a sales goal of $1M and removed the risk of forfeiture.  As of the date of this report none of these grants have been fully earned, other than those of Mr. Grollman, which have been declared earned in order to induce his continued loan extensions for Company operations.

Mr. Grollman was granted 750,000 shares of stock from this Employee Stock Retainage Plan pool of shares, subject to National Scientific achieving in excess of $400,000 in sales in calendar year 2004. Mr. Grollman was granted an additional 500,000 shares of stock under this program, subject to sales exceeding $1,500,000 for calendar year 2004.

In December 2003 Mr. Grollman agreed to convert approximately $150,000 of his back pay and accrued vacation pay to our restricted common stock, at a rate equal to the then currently available private placement share price of $0.10 per share. Mr. Grollman received this stock in January of 2004.

On August 31, 2005, Mr. Grollman agreed to convert approximately $15,190 of his back pay to our restricted common stock, the rate of the average market price per share of $0.035. Mr. Grollman received this stock in September of 2005.

On November 23, 2005, Mr. Grollman agreed to convert approximately $18,000 of our accounts payable and accrued expense indebtedness to him to our restricted common stock, the rate of the average market price per share of $0.036.

On April 7, 2006, Mr. Grollman agreed to convert approximately $16,000 of his back pay to our restricted common stock, the rate of the average market price per share of $0.032.

On March 19, 2007, Mr. Grollman agreed to convert approximately $25,000 of his back pay to our restricted common stock, the rate of the average market price per share of $0.035.

On June 19, 2007, Mr. Grollman agreed to convert approximately $31,700 of his back pay to our restricted common stock, the rate of the average market price per share of $0.020.

On August 20, 2007, Mr. Grollman agreed to convert approximately $60,000 of his back pay to our restricted common stock, the rate of the average market price per share of $0.020.

Mr. Clark was hired in December 2000 as manager of the sales organization. His salary was $120,000 per year base salary, plus commission on sales. He became Vice President of Technology Applications & Sales for us in September 2001, and a director and a corporate officer in August of 2002. In January of 2003, Mr. Clark entered into a one-year employment agreement with National Scientific to serve as Vice President of Technology Applications & Sales. In June of 2003 Mr. Clark was named President of National Scientific. The contract automatically renews for additional one-year terms unless either party chooses to terminate. Mr. Clark’s contract provides for an annual gross salary of $150,000, payable monthly. In the event of a change in control or sale of substantially all our assets, the employment agreement between Mr. Clark and National Scientific automatically terminates, and Mr. Clark is to receive fifty percent (50%) of the then current year’s annual salary.

For September, October, and November of 2002, Mr. Clark deferred 100% of his payable salary, reducing his immediately payable cash salary to $0 per month. During the year ended September 30, 2003 Mr. Clark deferred $50,360 of his salary and was paid $69,640 in cash. During the year ended September 30, 2004 Mr. Clark deferred $41,400 of his salary and was paid $101,100 in cash. During the year ended September 30, 2005 Mr. Clark deferred $63,000 of his salary and was paid $87,000 in cash. During the year ended September 30, 2006 Mr. Clark deferred $124,250 of his salary and was paid $24,750 in cash. During the year ended September 30, 2007 Mr. Clark deferred $98,500 of his salary and was paid $51,500 in cash. Also subsequent to September 30, 2007 year-end, Mr. Clark deferred all of his October and November monthly salary of $12,500 to a future period leaving as of the end of November 2007, unpaid wages of $102,173, accrued vacation pay of $45,917 and accrued interest on deferred salary of $46,457 for a combined total of approximately $194,547.

Mr. Clark was granted 500,000 shares of stock from our Employee Stock Retainage Plan pool of shares discussed above, subject to National Scientific achieving in excess of $400,000 in sales in calendar year 2004. Mr. Clark was granted an additional 500,000 shares of stock under this program, subject to sales exceeding $1,500,000 for calendar year 2004.

On August 31, 2005, Mr. Clark agreed to convert approximately $9,500 of his back pay to our restricted common stock, the rate of the average market price per share of $0.035. Mr. Clark received this stock in September of 2005.

On March 15, 2006, Mr. Clark agreed to convert approximately $15,050 of his back pay to our restricted common stock, the rate of the average market price per share of $0.035.

On May 25, 2006, Mr. Clark agreed to convert approximately $40,250 of his back pay to our restricted common stock, the rate of the average market price per share of $0.035.

On March 23, 2007, Mr. Clark agreed to convert approximately $20,000 of his back pay to our restricted common stock, the rate of the average market price per share of $0.035.

On June 14, 2007,  Mr. Clark agreed to convert approximately $20,000 of his back pay to our restricted common stock, the rate of the average market price per share of $0.020.

On June 19, 2007, Mr. Clark agreed to convert approximately $7,566 of his back pay to our restricted common stock, the rate of the average market price per share of $0.020.

On August 20, 2007, , Mr. Clark agreed to convert approximately $60,000 of his back pay to our restricted common stock, the rate of the average market price per share of $0.020.

On September 20, 2007, , Mr. Clark agreed to convert approximately $10,500 of his back pay to our restricted common stock, the rate of the average market price per share of $0.015.

During the fiscal year ended September 30, 2004, we issued 160,084 shares, of our common stock to our consultants in lieu of cash compensation. During the fiscal year ended September 30, 2005 we generally did not use the services of consultants, therefore, we did not issue shares of our common stock to our consultants in lieu of cash compensation to them. During fiscal 2004, we granted 790,000 options to our consultants and employees to purchase shares of our common stock. The options granted had exercise prices ranging from $0.09 per share to $0.16 per share. The exercise prices were generally below market on the date of grant, and vested. We granted these options as a means of compensation to consultants to conserve operating cash. During fiscal 2005, no options were granted to consultants or employees. The only options granted were issued to an outside director for board fees.

During fiscal 2006, in order to conserve cash, 310,681 stock options were granted to William Sklar, a consultant, for investor relations services. 152,358 stock options were granted to Mr. Sklar on June 26, 2006. The weighted average grant date fair value of these options was $0.0376. 158,323 stock options were granted to Mr. Sklar on September 20, 2006. The weighted average grant date fair value of these options was $0.0259. Stock based compensation of $9,816 was recognized in the financial statements for the year ended September 30, 2006 using the Black-Scholes option pricing model value on the grant date. The options have a life of ten years. Also, during fiscal 2006, 60,000 options granted were issued to an outside director for board fees. During fiscal 2006, no options were granted to employees.

During fiscal 2007, we granted 550,000 options to our contractors and employees to purchase shares of our common stock. The options granted have exercise prices of $0.030 per share, a life of ten years and vested immediately.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the "Audit Committee") is responsible for, among other things, reviewing and discussing the audited financial statements with management, discussing with the Company's auditors information relating to the auditors' judgments about the quality of the Company's accounting principles, recommending to the Board of Directors that the Company include the audited financials in its Annual Report on Form 10-KSB and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors' services and activities.

Review of Audited Financial statements

Our Board’s audit committee was established in December 2000. The audit committee met two (2) times during calendar year 2007. Mr. Greg Szabo is chairman of our audit committee as an outside director and financial expert, and is currently its sole member. The audit committee has reviewed our financial statements for the fiscal year ended September 30, 2007, as audited by Semple, Marchal & Cooper, LLP, National Scientific’s independent auditors. Semple, Marchal & Cooper, LLP has discussed these financial statements with management and the audit committee.

The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant’s independence. Based on the review and these discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.

Principal Accountant Fees And Services

Fees paid or accrued due, for services performed by our principal accountants, during the years ended September 30, 2007 and 2006 were as follows:

	2007	2006

Audit fees - audit of annual financial statements and review of financial statements included in our 10-QSB, services normally provided by the accountant in connection with statutory and regulatory filings.	$30,705	$27,850
Audit-related fees - related to the performance of audit or review of financial statements not reported under “audit fees” above	–	–
Tax fees - tax compliance, tax advice and tax planning	–	–
All other fees - services provided by our principal accountants other than those identified above	–	–
Total fees paid or accrued to our principal accountants Semple, Marchal & Cooper, LLP in 2007 and Epstein Weber & Conover, PLC in 2006	$30,705	$27,850

Fees paid to the principal accountants were approved by the Audit Committee.

All other Fees

None.

Epstein Weber & Conover, PLC, Certified Public Accountants, were our principal auditors for fiscal year 2006. During fiscal year 2006, Epstein Weber & Conover, PLC reviewed our unaudited financial statements as filed in our form 10-QSB for the quarters ended December 31, 2005, March 31, 2006 and June 30, 2006.  In 2006, Epstein Weber & Conover, PLC was purchase by an outside firm, and as we result we filed notice of our intent to change principals auditors or around February 1, 2007.  For fiscal year 2007, we secured the services of Semple, Marchal & Cooper, LLP for our annual audit of form 10-KSB, as well as review of interim financial statements on form 10-SQB.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the departure of Epstein Weber & Conover, PLC, there were no unresolved disagreements with Epstein Weber & Conover, PLC on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure; which disagreements, if not resolved to the satisfaction of Epstein Weber & Conover, PLC would have caused Epstein Weber & Conover, PLC to make reference to the subject matter of the disagreements in connection with its reports. Epstein Weber & Conover, PLC as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and any subsequent interim period through the date of this statement, there were also no unresolved disagreements with Semple, Marchal & Cooper, LLP on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure; which disagreements, if not resolved to the satisfaction of Semple, Marchal & Cooper, LLP would have caused Semple, Marchal & Cooper, LLP to make reference to the subject matter of the disagreements in connection with its reports. Semple, Marchal & Cooper, LLP as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.

Financial Information Systems Design and Implementation Fees

We did not engage Epstein Weber & Conover, PLC, or Semple, Marchal & Cooper, LLP, to provide services to us regarding financial information systems design and implementation during the fiscal years ended September 30, 2006 and September 30, 2007. The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining Semple, Marchal & Cooper, LLP independence, and has decided not to secure such services from Semple, Marchal & Cooper, LLP, PLC, at this time in that area.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 30, 2002, we started a restricted Employee Stock Retainage Plan (See Employee Stock Retainage Plan above) to retain key staff during a period of financial difficulty with significant periods of cash wage deferrals. We allocated approximately 3,350,000 shares with a current market value of $150,000 from this Employee Stock Retainage Plan pool of shares in fiscal 2002, to be granted to key personnel. Grants from this pool of shares were made to Michael Grollman, Graham Clark, Karen Fuhre, Oscar Quadros, and Paul Davidson. On September 28, 2007, our board extended this program into calendar year 2008 with a sales goal of $1M and removed the risk of forfeiture.

In December 2004, our Chairman Michael Grollman made personal loans to the Company in the amount of $65,000 to assist us with short-term cash requirements. The loan is evidenced by an unsecured promissory note that provides for repayment within 90 days or less, at no interest. The promissory note also provides that if repayment takes longer than 90 days, then interest accrues at a rate of 6 percent per year until paid in full. We paid this Note in full in February of 2005.

On February 24, 2005, March 28, 2005, May 2, 2005, and May 27, 2005 our Chairman Michael Grollman made new personal loans to the Company totaling $159,000 to assist us with working capital needs. The loans are evidenced by a demand note that provides for repayment within five business days of a demand notice from Mr. Grollman, with interest of 6% compounded annually from June 1, 2005. These loans were secured by an interest in the copyrights in the Company’s iBus software and designs.  During the quarter to September 30, 2007, these loans were paid down by $11,000. As of September 30, 2007, these loans had a balance outstanding of $148,000 and the interest rate going forward was adjusted to 8% compounded annually from October 1, 2007.

On March 19, 2007, we issued 714,286 of our restricted common shares to Michael Grollman, at the closing price of $0.035 in lieu of his partial forgiveness of the Company’s back pay indebtedness to him.

On March 23, 2007, we issued 666,667 of our restricted common shares to Graham Clark, at the closing price of $0.035 in lieu of his partial forgiveness of the Company’s back pay indebtedness to him.

On June 14, 2007, we issued 1,000,000 of our restricted common shares to Graham Clark, at the closing price of $0.02 in exchange for his partial forgiveness of the Company’s back pay indebtedness to him.

On June 19, 2007, we issued 378,333 of our restricted common shares to Graham Clark, at the closing price of $0.02 in exchange for his partial forgiveness of the Company’s back pay indebtedness to him.

On June 19, 2007, the Company issued 1,585,714 of our restricted common shares to Michael Grollman, at the closing price of $0.02 in exchange for his partial forgiveness of the Company’s back pay indebtedness to him.

On August 20, 2007, the Company issued 3,000,000 of our restricted common shares to Michael Grollman, at the closing price of $0.02 in exchange for his partial forgiveness of the Company’s back pay indebtedness to him.

On August 20, 2007, the Company issued 3,000,000 of our restricted common shares to Graham Clark, at the closing price of $0.02 in exchange for his partial forgiveness of the Company’s back pay indebtedness to him.

On September 20, 2007, the Company issued 700,000 of our restricted common shares to Graham Clark, at the closing price of $0.015 in exchange for his partial forgiveness of the Company’s back pay indebtedness to him.

On September 30, 2007, the Company converted unpaid interest of $13,300 on demand notes payable to Michael Grollman into a new demand note of $13,300, with interest of 8% compounded annually on October 1st. The note provides for repayment within five business days of a demand notice from Mr. Grollman.

RATIFICATION OF INDEPENDENT AUDITORS
 (PROPOSAL NO. 2)

The Board of Directors has selected Semple, Marchal & Cooper, LLP as the independent public accountants for the Company for fiscal 2008, and recommends that the shareholders vote for ratification of such appointment. Shareholder ratification of the selection of Semple, Marchal & Cooper, LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Semple, Marchal & Cooper, LLP for shareholder ratification as a matter of good corporate practice. Notwithstanding the selection, the Board and its Audit Committee, at its sole discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board thinks that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSALS FOR 2009 ANNUAL MEETING

Any shareholder who wishes to present any proposal for shareholder action at the next Annual Meeting of Shareholders to be held in 2009, must send the proposal in time for it to be received by the Company’s Secretary, at the Company’s offices, not later than Wednesday, November 1, 2008, in order to be included in the Company’s proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, 8361 E. Evans Road, Suite 106, Scottsdale, Arizona 85260-3617. If a shareholder proposal is introduced at the 2009 Annual Meeting of Shareholders without any discussion of the proposal in the Company’s proxy statement, and the shareholder does not notify the Company on or before Wednesday, November 1, 2008, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the 2009 Annual Meeting of Shareholders, then proxies received by the Company for the 2009 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposals. Notice of such proposal is to be sent to the above address.

Dated: March 18, 2008	By Order of the Board of Directors /s/ Graham L. Clark, Secretary Graham L. Clark, Secretary

REQUESTS FOR FORM 10-KSB

UPON WRITTEN REQUEST, NATIONAL SCIENTIFIC CORPORATION WILL FURNISH, WITHOUT CHARGE TO PERSONS SOLICITED BY THIS PROXY STATEMENT, A COPY OF OUR REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007. REQUESTS SHOULD BE ADDRESSED TO: NATIONAL SCIENTIFIC CORPORATION, 8361 E. EVANS ROAD, SUITE 106, SCOTTSDALE, ARIZONA 85260-3617, ATTENTION ANNUAL REPORTS.